Exhibit 10.9

15 August 2019

To:

The Directors

G Medical Innovations Holdings Limited

ARBN 617 204 743

PO Box 10008, Willow House, Cricket Square

Grand Cayman, KY1-1001, Cayman Islands

(Company)

From:

MEF I, L.P.

(Investor)

Dear Sirs

Convertible Securities Agreement between the Company and the Investor executed on or around 29 October 2018 and amended by a Letter Agreement dated on or around 26 March 2019 (“Convertible Securities Agreement”)

We refer to the Convertible Securities Agreement. Terms defined in the Convertible Securities Agreement have the same meaning when used in this letter.

1	Variation of Convertible Securities Agreement

The Company and the Investor agree that:

(a)	The Face Value of all outstanding Convertible Securities will be increased by 5% to US$1.189.

(b)	The Company’s obligation to redeem 758,331 Convertible Securities which represents 3½ amortisations for the period of April (half payment outstanding), May, June and July (Delayed Amortisation) is varied so that:

(i)	the Company must carry out the Delayed Amortisation on or before 25 August 2019;

(ii)	prior to 25 August 2019, the Investor may, at' the Investor’s option:

(A)	by notice to the Company require the Company to carry out some or all of the Delayed Amortisation on no less than 2 days written notice to the Company. If the Investor does so, then the Company must carry out the redemption in accordance with the Investor’s notice and clause 3.7 of the Convertible Note Agreement, and upon the Company doing so, its obligation under paragraph 1(b)(i) of this letter will be decreased to the extent of the Delayed Amortisation carried out;

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(B)	give a Conversion Notice to the Company in respect of some or all of the Convertible Securities the subject of the Delayed Amortisation. If the Investor does so, then the Company must carry out the Conversion in accordance with the Conversion Notice and clause 3.1 of the Convertible Securities Agreement, and upon the Company doing so, its obligation under paragraph 1(b)(i) of this letter will be decreased to the extent of the Conversion.

(c)	Paragraph 1(b) of this letter applies solely in respect of the Delayed Amortisation, and does not apply in respect of any other redemption that may be required under clause 3.7 of the Convertible Securities Agreement.

(d)	Other than as specifically set out in this letter, nothing in this letter acts as a waiver of any right the Investor may have under the Convertible Securities Agreement.

2	Floor Price

The Company agrees that within 90 days of this Amendment Letter, the Company will seek shareholder approval to remove the definition of Floor Price in the Convertible Securities Agreement. If the Company fails to receive shareholder approval, the Investor shall have the right to request repayment of the Amount Outstanding in accordance with clause 3.8(a)(i).

3	Acknowledgements

The Company and the Investor agree and acknowledge that:

(a)	this letter is a Transaction Document for the purposes of the Convertible Securities Agreement;

(b)	except as provided in this letter, in all other respects the provisions of the Convertible Securities Agreement are ratified and confirmed and continue in full force and effect.

4	General

(a)	This letter is governed by the law of Western Australia and the parties submit to the non-exclusive jurisdiction of its courts and the courts competent to determine appeals from those courts with respect to any proceedings that may at any time be brought in relation to this document.

(b)	If this document is executed in counterparts then each is deemed an original and together they constitute one document. A party who has executed a counterpart of this document may deliver that counterpart to the other parties by posting it, by hand delivery or by forwarding a copy of the executed counterpart to them in portable document format (PDF) attached to an email, by fax or in any other format that the parties agree in writing.

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Yours faithfully

Investor

Signed, sealed and delivered as a deed by

MEF I, L.P. by its authorised representative

in the presence of:

/s/ Ari Morris
Ari Morris	Signature of witness

Portfolio Manager

Name of Witness (print)

Occupation

Address

Acknowledged and agreed by the Company

Executed in accordance with section 127 of

the Corporations Act 2001 by G Medical

Innovations Holdings Limited
ARBN 617 204 743:

/s/ Yacov Geva
Signature of director/company secretary	Signature of director

Yacov Geva
Print name	Print name

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